Exhibit 10.4

IEC ELECTRONICS CORP.

2019 STOCK INCENTIVE PLAN
DIRECTOR RESTRICTED STOCK AWARD AGREEMENT
This Director Restricted Stock Award Agreement (this “Award Agreement”) is made and entered into as of [_______________], 20__ (the “Date of Grant”), by and between IEC Electronics Corp. (the “Company”) and ___________________ (the “Director”). Capitalized terms not defined in this Award Agreement shall have the respective meanings given such terms by the IEC Electronics Corp. 2019 Stock Incentive Plan (the “Plan”).
1.Award. The Company hereby grants to the Director an Award (the “Award”) of Restricted Stock of [________] shares of Stock (the “Restricted Stock”), subject to the provisions of the Plan and to the terms and conditions of this Award Agreement.

2.Vesting and Payment. Subject to the provisions of the Plan and this Award Agreement, and subject to the Director’s continued membership on the Board through such date, the shares of Restricted Stock will vest as follows: [________] (each such date a “Vesting Date”).

3.Lapse of Restrictions and Acceleration of Vesting. Notwithstanding the provisions of Section 2 above, the restrictions set forth in this Award Agreement will immediately lapse and the shares of Restricted Stock will immediately vest upon the occurrence of any of the following events prior to the Vesting Date: (a) the Director’s death; (b) the Director’s Disability; or (c) a Change in Control if either (i) the service of the Director is terminated or (ii) the acquirer does not agree to assume or substitute the shares of Restricted Stock for similar awards on shares of acquirer’s common stock.

4.Restrictions on Transfer. Except as otherwise provided in this Award Agreement, until the shares of Restricted Stock vest, the shares of Restricted Stock may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, and they shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the shares of Restricted Stock contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the shares of Restricted Stock, shall be null and void and without effect.

5.Termination of Services; Detrimental Activities.

(a)All rights in and to any and all shares of Restricted Stock granted pursuant to this Award Agreement, which have not vested as described in Section 2 or 3 above, shall be forfeited upon: (i) the Director’s termination of Board membership for any reason, other than the Director’s death or Disability or a Change in Control; or (ii) a determination by the Board that the Director engaged in Detrimental Activity. “Detrimental Activity” shall include: (A) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company or any Affiliate, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company or any Affiliate; (B) the disclosure to anyone outside the Company or any of its Affiliates, or the use in other than the Company’s business, without prior written authorization from the Company, of any confidential information or material relating to the business of the Company or any of its Affiliates, acquired by the Director either during or after service to the Company or an Affiliate; (C) a violation of any rules, policies, procedures or guidelines of the Company or an Affiliate,

Exhibit 10.4

including, but not limited to, the Company’s Code of Business Conduct and Ethics; (D) any attempt, directly or indirectly, to induce any employee of the Company or any Affiliate to be employed or perform services elsewhere or any attempt, directly or indirectly, to solicit the trade or business of any current or prospective customer, supplier or partner of the Company or any Affiliate; or (E) any other conduct or act determined by the Board to be injurious, detrimental or prejudicial to any interest of the Company or any Affiliate.

(b)Permissible Actions. Notwithstanding the foregoing, nothing in Section 5(a) above: (i) prohibits the Director from making reports of possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice and the Securities Exchange Commission, in accordance with the provisions and rules of Section 21F of the Exchange Act or of any other whistleblower protection provisions of state or federal law or regulation, or (ii) requires notification or prior approval by the Company of any such report; provided that, the Director is not authorized to disclose communications with counsel that were made for the purpose of receiving legal advice or that contain legal advice or that are protected by the attorney work product or similar privilege. Furthermore, the Director shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (1) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, in each case, solely for the purpose of reporting or investigating a suspected violation of law or (2) in a complaint or other document filed in a lawsuit or proceeding, if such filings are made under seal.

6.Stock Certificates.

(a)Certificate; Book Entry. The Company, in its discretion, shall issue the shares of Restricted Stock either (i) in certificate form or (ii) in book entry form, registered in the name of the Director, with legends, or notations, as applicable, referring to the terms, conditions and restrictions applicable to the shares of Restricted Stock.

(b)Legend. The Director agrees that any certificate issued for the shares of Restricted Stock prior to the lapse of any outstanding restrictions relating thereto shall be inscribed with the following legend, and any book entry shall bear a similar notation:

THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS, INCLUDING FORFEITURE PROVISIONS AND RESTRICTIONS AGAINST TRANSFER (THE “RESTRICTIONS”), CONTAINED IN THE IEC ELECTRONICS CORP. 2019 STOCK INCENTIVE PLAN, AND IN A DIRECTOR RESTRICTED STOCK AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND THE COMPANY. ANY ATTEMPT TO DISPOSE OF THESE SHARES IN CONTRAVENTION OF THE RESTRICTIONS, INCLUDING BY WAY OF SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHERWISE, SHALL BE NULL AND VOID AND WITHOUT EFFECT.
(c)Custody. The Company may retain physical custody of the certificates representing the shares of Restricted Stock, or control of the applicable book entry account, until all of the restrictions on transfer pursuant to this Award Agreement lapse or shall have been removed; and the Director shall not retain physical custody of any certificates representing unvested shares of Restricted Stock issued to the Director.

(d)Removal of Legend. Upon the lapse of restrictions relating to any shares of Restricted Stock, the Company shall, as applicable, either remove the notations on any such shares of Restricted Stock

Exhibit 10.4

issued in book-entry form or deliver to the Director or the Director’s personal representative a stock certificate representing a number of shares of Stock, free of the restrictive legend described above, equal to the number of shares of Restricted Stock with respect to which such restrictions have lapsed. If certificates representing such shares of Restricted Stock shall have heretofore been delivered to the Director, such certificates shall be returned to the Company, complete with any necessary signatures or instruments of transfer prior to the issuance by the Company of such unlegended shares of Stock.

(e)Forfeited Shares. Any shares of Restricted Stock forfeited pursuant to this Award Agreement shall be transferred to, and reacquired by, the Company without payment of any consideration by the Company, and neither the Company nor any of the Director’s successors, heirs, assigns or personal representatives shall thereafter have any further rights or interests in such shares. If certificates for any such shares of Restricted Stock containing restrictive legends shall have theretofore been delivered to the Director (or the Director’s legatees or personal representative), such certificates shall be returned to the Company, complete with any necessary signatures or instruments of transfer.

(f)Stock Power; Power of Attorney. Concurrently with the execution and delivery of this Award Agreement, the Director shall deliver to the Company an executed stock power in the form attached hereto as Exhibit A, in blank, with respect to such shares of Restricted Stock. The Director, by acceptance of the Award, shall be deemed to appoint, and does so appoint by execution of this Award Agreement, the Company and each of its authorized representatives as the Director’s attorney(s)-in-fact to effect any transfer of forfeited shares of Restricted Stock.

7.Miscellaneous.

(a)Compliance with Laws. If the Company, in its sole discretion, determines that the listing upon any securities exchange or registration or qualification under any federal, state or local law or any foreign law of any shares to be issued pursuant to an Award is necessary or desirable, issuance of such shares shall not be made until such listing, registration or qualification shall have been completed.

(b)Incorporation of Plan. The shares of Restricted Stock are subject to the Plan and any interpretations by the Board under the Plan, which are hereby incorporated into this Award Agreement by reference and made a part hereof. By the execution of this Award Agreement, the Director acknowledges that the Plan document and the Plan prospectus, as in effect on the date of this Agreement, have been made available to the Director for review. In the event of any conflict between the Plan and this Award Agreement, the Plan shall control.

(c)Administration, Interpretation, Etc. Any action taken or decision made by the Company or the Board arising out of or in connection with the construction, administration, interpretation or effect of any provision of the Plan or this Award Agreement shall lie within its sole and absolute discretion, as the case may be, and shall be final, conclusive and binding on the Director and all persons claiming under or through the Director. By receipt of the shares of Restricted Stock or other benefit under the Plan, the Director and each person claiming under or through the Director shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, any action taken under the Plan or this Award Agreement by the Company or the Board.

(d)Amendment. This Award Agreement may be amended from time to time by the Board, in its sole discretion, in any manner that the Board deems necessary or appropriate; provided, however, that no such amendment shall adversely affect in a material manner any right of the Director under the Award without the written consent of the Director.

Exhibit 10.4

(e)Shares Issued Upon Changes in Capitalization. The restrictions imposed under this Award Agreement shall apply as well to all shares or other securities issued in respect of the shares of Restricted Stock in connection with any stock split, stock dividend, stock distribution, recapitalization, reclassification, merger, consolidation or reorganization.

(f)Rights as a Stockholder. Upon grant of the Award and subject to the restrictions contained in Sections 2, 3, 4, 5 and 6, the Director shall be the record owner of the shares of Restricted Stock and shall have all the rights of a stockholder of the Company with respect to the shares of Restricted Stock, including the right to vote the shares of Restricted Stock and receive all dividends and other distributions paid or made with respect thereto.

(g)Notices. Any notices necessary or required to be given under this Award Agreement: (i) to the Company shall be sufficiently given if in writing, and personally delivered to the Secretary of the Company or mailed to its principal office, 105 Norton Street, P.O. Box 271, Newark, New York 14513; or (ii) to the Director shall be sufficiently given if in writing, and personally delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to the last known address of the Director, or to such other address as the Director shall have specified in writing to the Company.

(h)Successors and Assigns. This Award Agreement shall bind and inure to the benefit of the Company and the successors and assigns of the Company and to the Director and to the Director’s heirs, executors, administrators, successors and assigns.

(i)Governing Law. All questions pertaining to the interpretation, validity, enforcement and performance of this Award Agreement shall be construed in accordance with, and be governed by, the laws of the State of New York, without giving effect to the choice of law principles thereof.

(j)Director Acknowledgement. By signing the Award Agreement, the Director acknowledges that the Director has received a copy of the Plan, has had an opportunity to review the Plan and this Award Agreement in their entirety, understands all provisions of the Plan and this Award Agreement, and agrees to be bound by, and to comply with, all the terms and provisions of the Plan and this Award Agreement.

(k)Counterparts. This Award Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

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Exhibit 10.4

IN WITNESS WHEREOF, the Company has caused this Award Agreement to be executed effective as of the Date of Grant set forth above.

IEC ELECTRONICS CORP.

By:
[________]

Its:	President & Chief Executive Officer

Date:

ACCEPTANCE

I, ___________________, hereby certify that I have read and fully understand the foregoing Award Agreement. I hereby execute this Award Agreement to indicate my acceptance of the shares of Restricted Stock and my intent to comply with the terms thereof.

Director

Street Address

City	State	Zip Code

Date:

Exhibit 10.4

EXHIBIT A

STOCK POWER

For Value Received, the undersigned hereby sells, assigns and transfers unto IEC Electronics Corp. (the “Corporation”)
__________ Shares of the Common Stock of the Corporation standing in my name on the books of said Corporation represented by Certificate(s) No(s)._______, and does hereby irrevocably constitute and appoint
__________________________________________________________
attorney to transfer the said stock on the books of said Corporation with full power of substitution in the premises.

Dated:__________________
_______________________________________